           CONVERTIBLE PREFERRED STOCK AND WARRANTS PURCHASE AGREEMENT

                                     Between

                               Thinkpath.com Inc.

                                       and

                         the Investors Signatory Hereto


        CONVERTIBLE PREFERRED STOCK AND WARRANTS PURCHASE AGREEMENT, dated as of April __, 2001 (the "Agreement"), between the Investors signatory hereto (each an "Investor" and together the "Investors") and Thinkpath.com Inc., a corporation organized and existing under the corporate law of the Province of Ontario, Canada (the "Company").


        WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investors, and the Investors shall purchase, in the aggregate, (i) $1,500,000 of Preferred Stock, and (ii) the Warrants; and


        WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") and/or 4(6) ("Section 4(6)") of the Securities Act and/or Regulation D and the other rules and regulations promulgated thereunder, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in securities to be made hereunder.


        NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                Purchase and Sale of Preferred Stock and Warrants

Section 1.1.   Investment.

               (a) First Closing. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, in the aggregate, US$1,000,000 of Preferred Stock at the Stated Value per Share together with the Warrants. Each Investor shall deliver to the Escrow Agent immediately available funds in their proportionate amount of the aggregate Purchase Price, as set forth on the signature pages hereto, and the Company shall deliver certificates evidencing a Stated Value of Preferred Stock equal to said Purchase Price and the Warrants to the Escrow Agent, in each case to be held by the Escrow Agent pursuant to the Escrow Agreement. Upon satisfaction of the conditions set forth in Section 1.1(c), the first Closing shall occur at the offices of the Escrow Agent, at which time the Escrow Agent (x) shall release the Preferred Stock and the Warrants to the Investors, and (y) shall release such Purchase Price (after all fees have been paid as set forth in the Escrow Agreement), pursuant to the terms of the Escrow Agreement.

               (b) Second Closing. Upon the Effective Date, subject to the terms and conditions set forth herein, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, in the aggregate, US$500,000 of Preferred Stock at the Stated Value per share together with the Warrants. Each Investor shall deliver to the Escrow Agent immediately available funds in their proportionate amount of the aggregate Purchase Price, as set forth on the signature pages hereto, and the Company shall deliver certificates evidencing a Stated Value equal to said Purchase Price and the Warrants to the Escrow Agent, in each case to be held by the Escrow Agent pursuant to the Escrow Agreement. Upon satisfaction of the conditions set forth in Section 1.1(c), the second Closing shall occur at the offices of the Escrow Agent, at which time the Escrow Agent (x) shall release the Preferred Stock and the Warrants to the Investors, and (y) shall release such Purchase Price (after all fees have been paid as set forth in the Escrow Agreement), pursuant to the terms of the Escrow Agreement. (What happens if the investors do not have the US$500,000 at the effective date? The deal is for an aggregate of US$1,500,000, should there not be a penalty if they investors do not come up with the US$500,000?)

               (c) Each Closing is subject to the satisfaction or waiver by the party to be benefited thereby of the following conditions:

                        (i) At the first Closing, acceptance and execution by
                the Company and by the Investors, of this Agreement, the Registration Rights Agreement and the Escrow Agreement;

                        (ii) delivery into escrow by each Investor of
                immediately available funds in the amount of the Purchase Price as indicated and set forth on the signature page hereto;

                        (iii) all representations and warranties of the
                Investors contained herein shall remain true and correct as of each Closing Date;

                        (iv) all representations and warranties of the Company
                contained herein shall remain true and correct as of each Closing Date;

                        (v) the Company shall have obtained all permits and
                qualifications required by any state for the offer and sale of the Preferred Stock and Warrants, or shall have the availability of exemptions therefrom;

                        (vi) the sale and issuance of the Preferred Stock and
                the Warrants hereunder, and the proposed issuance by the Company to the Investors of the Common Stock underlying the Preferred Stock and the Warrants upon the conversion or exercise thereof shall be legally permitted by all laws and regulations to which the Investors and the Company are subject and there shall be no ruling, judgment or writ of any court prohibiting the transactions contemplated by this Agreement;

                        (vii) delivery of the applicable original fully executed
                certificates of Preferred Stock and the Warrants to the Escrow Agent;

                        (viii) delivery to the Escrow Agent of an opinions of
                Gersten, Savage & Kaplowitz, LLP and Heifetz, Crozier, Law, Barristers & Solicitors Avocats, counsel to the Company, in the form of Exhibit D hereto;

                        (ix) at the first Closing, delivery to the Escrow Agent
                of the Irrevocable Instructions to Transfer Agent in the form attached hereto as Exhibit F;

                        (x) there shall have been no Material Adverse Effect
                with respect to the Company since the date hereof;

                        (xi) as to the second Closing only, the Registration
                Statement registering 150% of the Conversion Shares issuable upon conversion of the Preferred Stock purchased and to be purchased at the first and second Closings shall have been declared effective under the Securities Act by the SEC and shall have remained effective at all times, not subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to such Closing Date;

                        (xii) as to the first Closing, delivery to the Escrow
                Agent of the written agreements of each executive officer and director of the Company addressed to the Investors, agreeing to vote all shares of Common Stock over which they have voting control in favor of a shareholder proposal increasing the authorized capitalization of the Company to permit the issuance of up to 30,000,000 shares of Common Stock and a shareholder proposal permitting the issuance of a number of Conversion Shares in excess of 19.9% of the number of shares of Common Stock issued and outstanding on the first Closing Date; and

                        (xiii) at the first Closing, delivery of a copy of the
                certified Certificate of the Articles of Amendment, designating the Preferred Stock to have the rights and preferences listed in the Certificate of Designations, filed with the Ministry of Consumer and Business Services for the Province of Ontario, Canada.

Section 1.2. Warrants. At each Closing, the Company shall issue to each Investor a warrant certificate to purchase up to a number of shares of Common Stock equal to 30% of the aggregate Stated Value of Preferred Stock purchased by such Investor at such Closing divided by the volume weighted average price (need to define the formula) of the Common Stock during the 3 Trading Days immediately prior to the applicable Closing (the "Warrant Base Price"). The Warrant shall be in the form of Exhibit E hereto. The Warrants shall have an exercise price equal to the applicable Warrant Base Price. The Warrants shall be exercisable for a period of 4 years beginning on the date of issuance. The shares of Common Stock underlying the Warrants shall be registered for resale on the Registration Statement for resale by the Investors pursuant to the Registration Rights Agreement.

Section 1.3. Liquidated Damages. The parties hereto acknowledge and agree that the sums payable pursuant to this Agreement and the Registration Rights Agreement shall constitute liquidated damages and not penalties. The parties further acknowledge that a breach by either party of this Agreement or exhibits hereto, (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such agreements bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investors in connection with the failure of the Company to timely cause the registration of the Registrable Securities or to deliver stock certificates upon any conversion, and (c) the parties are sophisticated businesses and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

                                   ARTICLE II

                 Representations and Warranties of Each Investor

Each Investor, severally and not jointly, represents and warrants to the Company that:

Section 2.1. Organization. The Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

Section 2.2. Intent. The Investor is entering into this Agreement for its own account and not with a view to or for sale in connection with any distribution of the Common Stock. The Investor has no present arrangement (whether or not legally binding) at any time to sell the Preferred Stock, and the Warrants or any Conversion Shares or Warrant Shares to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold such securities for any minimum or other specific term and reserves the right to dispose of the Conversion Shares and Warrant Shares at any time in accordance with federal and state securities laws applicable to such disposition.

Section 2.3. Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Preferred Stock, the Warrants and the underlying Common Stock. The Investor has been represented by counsel of its choice. The Investor acknowledges that an investment in the Preferred Stock, the Warrants and the underlying Common Stock is speculative and involves a high degree of risk.

Section 2.4. Authority. This Agreement and each agreement attached as an Exhibit hereto which is required to be executed by the Investor has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 2.5. Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 2.6. Absence of Conflicts. The execution and delivery of this Agreement and each agreement which is attached as an Exhibit hereto and executed by the Investor in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof by the Investor, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor or (a) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

Section 2.7. Disclosure; Access to Information. The Investor has received all documents, records, books and other publicly available information pertaining to Investor's investment in the Company that have been requested by the Investor. The Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has reviewed copies of all SEC Documents deemed relevant by Investor.

Section 2.8. Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                                  ARTICLE III

                  Representations and Warranties of the Company

The Company represents and warrants to the Investors that, except as set forth on the SEC Documents or on the Disclosure Schedule prepared by the Company and attached hereto:

Section 3.1. Organization of the Company. The Company is a corporation duly incorporated and existing under the laws of Canada and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. Except as set forth in the SEC Documents, the Company does not have any subsidiaries, and does not own more than 50% of or control any other business entity. The Company is duly qualified and existing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 3.2. Authority. (a) The Company has the requisite corporate power and corporate authority to conduct its business as now conducted, to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement and the Warrants, and to issue the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares pursuant to their respective terms, (b) the execution, issuance and delivery of this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Preferred Stock and the Warrants by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or shareholders is required, except with respect to the requisite shareholder approval to amend the Company's Articles of Organization to increase the authorized capitalization of the Company to permit the issuance of up to 30,000,000 shares of Common Stock and the requisite shareholder approval to permit the issuance of more than 19.9% of the Company's issued and outstanding Common Stock, and (c) this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Warrants and the Preferred Stock have been duly executed and delivered by the Company and at each Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the conversion of the Preferred Stock and the exercise of the Warrants. (need to account for the fact that the Company does not have enough shares of common stock reserved for the conversion of the Preferred Stock or the exercise of the Warrants, the Company has agreed to hold an annual meeting with 90 days of the first closing where the shareholders shall vote on a proposal to increase the authorized common shares to 30,000,000 and to approve the issuance of more than 20% of the issued and outstanding stock, if necessary. If an investor decided to convert before then, he shall be entitled to the right to receive such number of share of common stock, which shares will be issued upon approval if there is not enough to cover at the time of conversion. Declan French, the Company's CEO has also agreed to put 1,000,000 of his shares in escrow to cover any conversions, in the event the proposal to increase the authorized capital is not approved)) The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Conversion Shares and Warrant Shares. The Company further acknowledges that its obligation to issue Conversion Shares and Warrant Shares upon conversion of the Preferred Stock and Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Preferred Stock is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company except that the Company shall not be obligated to issue more than 19.9% of its issued and outstanding Common Stock, computed as of the date hereof, upon the conversion of the Preferred Stock, without prior shareholder approval and notwithstanding the commencement of any case under 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code"). The Company shall not seek judicial relief from its obligations hereunder except pursuant to the Bankruptcy Code. In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the conversion of the Preferred Stock and the exercise of the Warrants. The Company agrees, without cost or expense to the Investors, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362.

Section 3.3. Capitalization. The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock of which 13,546,387 shares are issued and outstanding, and 1,000,000 shares of preferred stock, of which 9,667 have been designated and Series A 8% Convertible Preferred Stock and 1,250 have been designated as Series B 8% Convertible Preferred Stock (collectively referred to as the "Existing Preferred Stock"). There are no shares of Existing Preferred Stock currently outstanding. Except as set forth on Schedule 3.3, there are no outstanding Capital Shares Equivalents nor any agreements or understandings pursuant to which any Capital Shares Equivalents may become outstanding. Except as set forth on Schedule 3.3, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued pursuant to valid exemptions from registration under the Securities Act and all applicable state "blue sky" laws.

Section 3.4. Common Stock. The Company has registered certain shares of its Common Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Company has not received any notice regarding, and to its knowledge there is no threat, of the termination or discontinuance of the eligibility of the Common Stock for on the Principal Market.

Section 3.5. SEC Documents. The Company has made available to the Investors true and complete copies of the SEC Documents. The Company has not provided to the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements.

Section 3.6. Exemption from Registration; Valid Issuances. Subject to the accuracy of the Investors' representations in Article III, the sale of the Preferred Stock and the Conversion Shares, the Warrants and Warrant Shares will not require registration under the Securities Act and/or any applicable state securities law. When validly converted in accordance with the terms of the Certificate of Designations, the Conversion Shares, the Warrants and Warrant Shares will be duly and validly issued, fully paid, and non-assessable. Neither the sales of the Preferred Stock, the Conversion Shares, the Warrants and Warrant Shares pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement, the Escrow Agreement or the Certificate of Designations and the Warrants will (a) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Preferred Stock, the Warrants or the Conversion Shares and Warrant Shares or, except as contemplated herein, any of the assets of the Company, or (b) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe for or acquire the Capital Shares or other securities of the Company. The Preferred Stock, the Warrants and the Conversion Shares and Warrant Shares, shall not subject the Investors to personal liability to the Company or its creditors by reason of the possession thereof.

Section 3.7. No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor, to the knowledge of the Company, any person acting on its or their behalf (a) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Preferred Stock or the Warrants, or (b) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Preferred Stock or the Conversion Shares and the Warrants and Warrant Shares, under the Securities Act.

Section 3.8. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of and payment of dividends upon the Preferred Stock, Warrants and the Conversion Shares and Warrant Shares, do not and will not (a) result in a violation of the Company's Articles of Incorporation or By-Laws (Subject to shareholder approval increasing the Company's authorized capitalization) or (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Preferred Stock or the Warrants in accordance with the terms hereof (other than any SEC, the Principal Market or state securities filings that may be required to be made by the Company subsequent to each Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Principal Market and the filing of a Certificate of Articles of Amendment with the Province of Ontario, Canada); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

Section 3.9. No Material Adverse Change. Except as set forth in Schedule 3.9 or the SEC Documents, since the date of the financial statement contained in the Company's most recently filed Form 10-QSB or Form 10-KSB, no Material Adverse Effect has occurred or exists with respect to the Company. No material supplier has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company from historical levels.

Section 3.10. No Undisclosed Events or Circumstances. Except as set forth in
Schedule 3.10 or the SEC Documents, since the date of the financial statement contained in the Company's most recently filed Form 10-QSB or Form 10-KSB, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investors.

Section 3.11. No Integrated Offering. Except as set forth in the SEC Documents, and other than pursuant to an effective registration statement under the Securities Act, or pursuant to the issuance or exercise of employee stock options or in connection with certain acquisitions or certain consulting agreements, or pursuant to its discussion with the Investors in connection with the transactions contemplated hereby, the Company has not issued, offered or sold the Preferred Stock, the Warrants or any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Preferred Stock, Warrants or Common Stock, or any securities convertible into a exchangeable or exercisable for the Preferred Stock or Common Stock or any such other securities) within the 6-month period next preceding the date hereof, and the Company shall not permit any of its directors, officers or affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any Person of the Preferred Stock or shares of Common Stock), so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Investors of the Preferred

Stock (and the Conversion Shares) and the Warrants (and the Warrant Shares) as contemplated by this Agreement.

Section 3.12. Litigation and Other Proceedings. Except as set forth in SEC Documents or Schedule 3.12, there are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any subsidiary, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect.

Section 3.13. No Misleading or Untrue Communication. The Company and, to the knowledge of the Company, any person representing the Company, or any other person selling or offering to sell the Preferred Stock or the Warrants in connection with the transaction contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

Section 3.14. Material Non-Public Information. The Company has not disclosed to the Investors any material non-public information that (a) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock, or (b) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

Section 3.15. Insurance. The Company and each subsidiary maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance, as necessary to conduct its business, with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

Section 3.16.   Tax Matters.

                (a) The Company and each subsidiary has filed all Tax Returns, which it is required to file under applicable laws; all such Tax Returns are true and accurate and have been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1999, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

                (b) No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (i) has not executed or entered into a closing agreement pursuant to ss. 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (ii) has not agreed to or is required to make any adjustments pursuant to ss. 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of ss. 897(c)(2) of the Internal Revenue Code during the applicable period specified in ss. 897(c)(1)(A)(ii) of the Internal Revenue Code.

                (c) The Company has not made an election under ss. 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (i) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or indemnity or (iv) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is not obligated to make payments nor is it a party to an agreement that could obligate it to make any payments that would not be deductible under ss. 280G of the Internal Revenue Code.

                (d) For purposes of this Section 3.16:

                    "IRS" means the United States Internal Revenue Service.

                    "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                    "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

Section 3.17. Property. Neither the Company nor any of its subsidiaries owns any real property. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and to the Company's knowledge any real property and buildings held under lease by the Company as tenant are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property and buildings by the Company. The Company's present facilities are adequate for the Company's reasonably foreseeable needs.

Section 3.18. Intellectual Property. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. To the Company's knowledge, neither the Company nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intangibles. No adverse claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.

Section 3.19. Internal Controls and Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that
(a) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (b) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (c) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (d) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

Section 3.20. Payments and Contributions. Neither the Company, any subsidiary, nor any of its directors, officers or, to its knowledge, other employees has (a) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (b) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (d) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

Section 3.21. Permits and Licenses. The Company holds all necessary permits and licenses to conduct its business as presently conducted. All of such permits and licenses are in full force and effect and the Company is not in material violation of any thereof.

Section 3.22. No Misrepresentation. The representations and warranties of the Company contained in this Agreement, any schedule, annex or exhibit hereto and any agreement, instrument or certificate furnished by the Company to the Investors pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.23. Related Party Transactions. The Company is not a party to any agreement or transaction with any of its officers, directors, greater than 5% shareholders or any affiliate (as defined in SEC Rule 405) of any of said persons that would require disclosure under Item 404 of Regulation S-B that will not be disclosed in the next Form 10-K (or Form 10-KSB), as amended.

                                   ARTICLE IV

                           Covenants of the Investors

        Each Investor, severally and not jointly, covenants with the Company that:

Section 4.1. Compliance with Law. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed.

Section 4.2. No Short Sales. The Investor and its affiliates shall not engage in short sales of the Company's Common Stock (as defined in applicable SEC and NASD rules) so long as the Investor holds any unconverted shares of Preferred Stock.

                                   ARTICLE V

                            Covenants of the Company

Section 5.1. Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

Section 5.2. Reservation of Common Stock. As of the date hereof, the Company shall have authorized and reserved and the Company shall hereafter continue to reserve and keep available at all times, free of preemptive rights, pro-rata among the Investors in proportion to their respective initial purchases of such securities, shares of Common Stock for the purpose of enabling the Company to issue 200% of the Conversion Shares and Warrant Shares pursuant to this Agreement, based on the Conversion Price (as defined in the Certificate of Designations) on the date hereof. In the event the number of Shares reserved, as to any Investor, is less than 200% of the Conversion Shares necessary to convert all of such Investor's Preferred Stock, based on the then Conversion Price, and Warrant Shares to exercise all of such Investor's Warrants (the "Trigger Amount"), then the Company shall have seven (7) calendar days from such date to increase the number of shares reserved as to such Investor above the Trigger Amount, unless to do so the Company must authorize additional shares, in which case the Company shall have sixty (60) calendar days from such date to increase the number of shares authorized and reserved as to such Investor above the Trigger Amount. In the event the Company fails to comply with the provisions of this Section 5.2, such Investor may deem such failure a Liquidating Event (as defined in the Certificate of Designations) with respect to any of their outstanding shares of Preferred Stock. The Company agrees to present a proposal for stockholder approval to permit the Company to issue a number of Conversion Shares which is in excess of 19.9% of the number of the Company's issued and outstanding shares of Common Stock on the first Closing Date ("NASD Limit"), at the earlier of (i) the 2001 annual meeting of shareholders, or (ii) a special meeting of the shareholders to be held within sixty (60) calendar days that the number of Conversion Shares becomes greater than 125% of the NASD Limit, with the recommendation of the Board of Directors that such proposal be approved, unless at the date of such meeting, less than two percent (2%) of the principal amount of the Preferred Stock remain issued and outstanding, in which event the Company may withdraw such proposal from a vote by the shareholders. Unless the Company obtains a waiver from all of the Investors, if such proposal is required to be voted on and is not approved at the 2001 meeting of the shareholders or if such special meeting is not held within the required time period and such proposal is not approved at the special meeting, the Company shall either (i) voluntarily de-list its Common Stock from any Principal Market which requires such approval, or (ii) redeem any un-converted Preferred Stock of the outstanding principal balance of the Preferred Stock, plus any accrued but unpaid interest at a redemption price equal to 120% of the outstanding principal amount plus any accrued but unpaid interest, within five (5) Trading Days of such vote or the date that such vote is otherwise required. (See comment in Section 3.2 re: shareholder approval to increase authorized capitalization. The Company should not be responsible for tracking the percentage of each investor with respect to the 19.9% limitation)

Section 5.3. Listing of Common Stock. The Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as reasonably practicable following the first Closing to list the Conversion Shares and the Warrant Shares on the Principal Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Conversion Shares and the Warrant Shares, and will take such other legal action as is necessary or desirable in the opinion of the Investors to cause the Conversion Shares and Warrant Shares to be listed on such other Principal Market as promptly as possible. The Company will take all legal action to continue the listing and trading of its Common Stock on a Principal Market and will use its best efforts to comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Investors with copies of any correspondence to or from such Principal Market which questions or threatens de-listing of the Common Stock, within 3 Trading Days of the Company's receipt thereof, until the Investors have disposed of all of their Registrable Securities.

Section 5.4. Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act until the Investors have disposed of all of their Registrable Securities.

Section 5.5. Legends. The certificates evidencing the Securities shall be free of legends, except as set forth in Article VIII. If the Transfer Agent or the Investor's broker-dealer requires an opinion of counsel from the Company's counsel pursuant to the Instructions to Transfer Agent attached hereto to issue new certificates free of a legend to an Investor and Company's counsel fails to deliver such opinion to the Transfer Agent within 3 Trading Days from receipt by Company's counsel of such a request from the Transfer Agent or the Investor's broker-dealer, then the Company will pay such Investor, pro rata on a weekly basis, as liquidated damages for such failure and not as a penalty, 5% per week of the market value of the Common Stock which would be issuable upon conversion of such Investor's Preferred Stock upon on any date of determination for each week until the Investor receives certificates free of a legend, notwithstanding the fact that the Company has instructed the Transfer Agent to accept such an opinion from such Investor's counsel.

Section 5.6. Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto or under the Certificate of Designations.

Section 5.7. Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or transfer more than one-half of the assets of the Company (on an as valued basis) in one or a series of related transactions to, another entity (a "Consolidation Event") without the prior written consent of a majority of the Investors that then hold Preferred Stock and unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Investors such shares of stock and/or securities as the Investors are entitled to receive pursuant to this Agreement and the Certificate of Designations.

Section 5.8. Issuance of Preferred Stock and Warrants. The sale of the Preferred Stock, the Warrants and the issuance of the Conversion Shares upon conversion of the Preferred Stock and Warrant Shares upon the exercise of the Warrants of the Preferred Stock shall be made in accordance with the provisions and requirements of Section 4(2), 4(6) or Regulation D and any applicable state securities law. The Company shall make any necessary SEC and "blue sky" filings as may be required to be made by the Company in connection with the sale of the Securities to the Investors, and shall provide a copy thereof to the Investors promptly after such filing.

Section 5.9. Future Financing. The Company agrees that it will not enter into any other sale of its securities or any Capital Shares Equivalents at a discount to the then-current bid price (or a convertible or exchangeable security without a floor price at or above the Set Price (as defined in the Certificate of Designation) or a security that may be reset or adjusted without a floor price at or above the Set Price) until the 6-month anniversary of the Closing Date. The foregoing shall not prevent or limit the Company from engaging in any sale of securities (i) pursuant to the exercise of options granted or to be granted under an option, restricted stock or other plan for employees, directors, or consultants of the Company or any of its subsidiaries which plan has been approved by the Company's Board of Directors, (ii) pursuant to any compensatory plan for a full-time employee or key consultant, (iii) in connection with a strategic partnership or other business transaction, the principal purpose of which is not simply to raise money, (iv) pursuant to any option, warrant or convertible security existing as of the date hereof, (vi) pursuant to a public offering underwritten by an established investment bank, (vii) pursuant to existing consulting or investment advisory agreements, (viii) pursuant to a stock split, or (x) with the prior written consent of a majority in interest of the Investors.

Section 5.10. Pro-Rata Redemption. Upon any redemption of any of the Preferred Stock pursuant to the terms of the Certificate of Designations, the Company shall offer such redemption pro-rata among all Investors in proportion to their respective initial purchases of such securities pursuant to this Agreement.

                                   ARTICLE VI

                            Survival; Indemnification

Section 6.1. Survival. The representations, warranties and covenants made by the Company and each Investor in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive each Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to either Closing Date, unless such party had actual knowledge of such breach or violation prior to such Closing Date.

Section 6.2.   Indemnity.

               (a) The Company hereby agrees to indemnify and hold harmless the Investors, their respective affiliates and their respective counsel, officers, directors, partners and members (collectively, the "Investor Indemnitees"), from and against any and all Damages, and agrees to reimburse the Investor Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Investor Indemnitees and to the extent arising out of or in connection with:

                        (i) any misrepresentation, omission of fact or breach of
                any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

                        (ii) any failure by the Company to perform in any
                material respect any of its material covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

                        (iii) any action instituted against the Investors, or
                any of them or their respective affiliates, by any shareholder of the Company who is not an affiliate of an Investor, with respect to any of the transactions contemplated by this Agreement.

               (b) Each Investor, severally and jointly, hereby agrees to indemnify and hold harmless the Company, its affiliates and their respective counsel, officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Damages, and agrees to reimburse the Company Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with any misrepresentation, omission of fact, or breach of any of the Investor's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Investor pursuant to this Agreement.

Section 6.3. Notice. Promptly after receipt by either party hereto seeking indemnification pursuant to Section 6.2 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party from whom indemnification pursuant to Section
6.2 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the

Indemnified Party if (and only if): (a) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (b) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (c) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (a), (b) or (c) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

        All fees and expenses of the Indemnified Party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys' fees and expenses) shall be paid to the Indemnified Party, as incurred, within 10 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

Section 6.4. Direct Claims. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association as set forth in
Article X. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

                                  ARTICLE VII

                              Due Diligence Review

Section 7.1. Due Diligence Review. Subject to Section 7.2, the Company shall make available for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investors pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any "blue sky", Nasdaq or other filing, all SEC Documents and other proposed filings with the SEC, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such publicly available information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

Section 7.2.   Non-Disclosure of Non-Public Information.

               (a) From and after the filing of the Registration Statement, the Company shall not disclose material non-public information to the Investors, advisors to or representatives of the Investors unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. Other than disclosure of any comment letters received from the SEC staff with respect to the Registration Statement, the Company may, as a condition to disclosing any non-public information hereunder, require the Investors' advisors and representatives to enter into a confidentiality agreement in form and content reasonably satisfactory to the Company and the Investors.

               (b) The Company will promptly notify the advisors and representatives of the Investors and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting material non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement, would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.2 shall be construed to mean that such persons or entities other than the Investors (without the written consent of the Investors prior to disclosure of such information as set forth in Section 7.2(a)) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII

                      Legends; Transfer Agent Instructions

Section 8.1. Legends. Unless otherwise provided below, each certificate representing Registrable Securities and each share of Preferred Stock, each Warrant and each share of Common Stock issued pursuant to the Conversion of Preferred Stock will bear the following legend or equivalent (the "Legend"):

        THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

Section 8.2. Transfer Agent Instructions. Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions substantially in the form of Exhibit F hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be. After the Effective Date, in lieu of delivering physical certificates representing the Common Stock issuable upon the conversion of, or in lieu of dividend payments on, the Preferred Stock, the Company shall cause its transfer agent to electronically transmit the Conversion Shares by crediting the account of the Investor's prime broker with the Depository Trust Company ("DTC") Fast Automated Securities Transfer program through its Deposit Withdrawal Agent Commission ("DWAC") system no later than the applicable date of delivery. (Please note that any notice of conversion need to go through the Company, which will confirm the calculation of the number of shares to be issued upon conversion and will send a letter to the transfer agent authorizing the issuance of common stock with a copy of an opinion of counsel. The Company needs to keep track of the conversions and stock issuances)

Section 8.3. No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 8.1 has been or shall be placed on the share certificates representing the Registrable Securities and no instructions or "stop transfer orders," "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VIII.

Section 8.4. Investors' Compliance. Nothing in this Article shall affect in any way each Investor's obligations to comply with all applicable securities laws upon resale of the Common Stock.

Section 8.5. Rule 144. Subject to the applicable securities laws, the Company acknowledges and agrees that, for the purpose of calculating the holding period of the Shares under Rule 144, the Conversion Shares shall be deemed to have been acquired on the applicable Closing Date.

                                   ARTICLE IX

                                  Choice of Law

Section 9.1. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. The Company and each of the Investors agree to submit themselves to the in personam jurisdiction of the state and federal courts situated within the Southern District of the State of New York with regard to any controversy arising out of or relating to this Agreement. The non-prevailing party to any dispute hereunder shall pay the expenses of the prevailing party, including reasonable attorneys' fees, in connection with any such dispute.

Section 9.2. Specific Enforcement. The Company acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement or any of the exhibits hereto were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Investors shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. The prevailing party in such injunctive action shall be entitled to its reasonable attorneys' fees in connection with any such specific performance.

                                   ARTICLE X

                                   Assignment

Section 10.1. Assignment. Neither this Agreement nor any rights of the Company hereunder may be assigned to any other person by the Company without the prior written consent of a majority in interest of the Investors at such time. The provisions of this Agreement shall inure to the benefit of, and be enforceable by, any permitted transferee of any of the Preferred Stock and Warrants purchased or acquired by any Investor hereunder with respect to the Preferred Stock and Warrants held by such person.

                                   ARTICLE XI

                                     Notices

Section 11.1. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) hand delivered, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be:

If to the Company:                  Thinkpath.com Inc.
                                    55 University Avenue
                                    Toronto, Ontario, Canada
                                    M5J 2H7
                                    Attn:  Declan A. French, CEO
                                    Tel: (416) 364-8800
                                    Fax:  (416) 364-2424

With copies to:                     Arthur S. Marcus, Esq.
(which shall not constitute         Gersten, Savage & Kaplowitz, LLP
notice)                             101 East 52nd Street
                                    New York, New York 10022
                                    Tel: (212) 752-9700
                                    Fax:  (212) 980-5192
if to the Investors:                As set forth on the signature pages hereto
with a copy to:

                                    Fax:  (416) 364-2424
(shall not constitute notice)       Epstein Becker & Green, P.C.
                                    250 Park Avenue
                                    New York, New York
                                    Tel.:  (212) 351-3771
                                    Fax:  (212) 661-0989

        Either party hereto may from time to time change its address or facsimile number for notices under this Section 11.1 by giving written notice of such changed address or facsimile number to the other party hereto as provided in this Section 11.1.

                                  ARTICLE XII

                                  Miscellaneous

Section 12.1. Counterparts/Facsimile/Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

Section 12.2. Entire Agreement. This Agreement, the agreements attached as Exhibits hereto, which include, but are not limited to the Certificate of Designations, the Warrants, the Escrow Agreement, and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

Section 12.3. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 12.4. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 12.5. Number and Gender. There may be one or more Investors parties to this Agreement, which Investors may be natural persons or entities. All references to plural Investors shall apply equally to a single Investor if there is only one Investor, and all references to an Investor as "it" shall apply equally to a natural person.

Section 12.6. Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg Financial, L.P. or any successor thereto. The written mutual consent of the Investors and the Company shall be required to employ any other reporting entity.

Section 12.7. Replacement of Certificates. Upon (a) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Preferred Stock or any Conversion Shares or Warrants or any Warrant Shares and (b) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form to the Company or as may be required by the Company's Transfer Agent or (c) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

Section 12.8. Fees and Expenses. Each of the Company and the Investors agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay the fees, expenses and disbursements of the Investors as set forth in the Escrow Agreement.

Section 12.9. Finder's and Broker's Fees. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party except as set forth in the Escrow Agreement. The Company on the one hand, and the Investors, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 12.10. Publicity. The Company agrees that it will not issue any press release or other public announcement, except as required by law, of the transactions contemplated by this Agreement without the prior consent of the Investors, which shall not be unreasonably withheld nor delayed by more than 2 Trading Days from their receipt of such proposed release. No release shall name the Investors or any of their respective affiliates, representatives, members, agents, associates, employees, consultants, companies, subsidiaries, businesses and/or entities or agents without their express consent.

                                  ARTICLE XIII

                               Certain Definitions

Section 13.1. "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

Section 13.2. "Capital Shares Equivalents" shall mean any securities, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

Section 13.3. "Certificate of Designations" shall mean the Certificate of Designations setting forth the terms of the Preferred Stock substantially in the form of Exhibit A hereto.

Section 13.4. "Closings" shall mean the closings of the purchase and sale of the Preferred Stock and Warrants pursuant to Section 1.1.

Section 13.5. "Closing Dates" shall mean the dates on which all conditions to the Closings have been satisfied (as defined in Section 1.1(b) hereto) and the Closings shall have occurred.

Section 13.6. "Common Stock" shall mean the Company's common stock, no par value per share.

Section 13.7. "Conversion Shares" shall mean the shares of Common Stock issuable upon conversion of the Preferred Stock and any shares issuable as dividends upon the Preferred Stock.

Section 13.8. "Damages" shall mean any loss, claim, damage, judgment, penalty, deficiency, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and reasonable costs and expenses of expert witnesses and investigation).

Section 13.9. "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in the Registration Rights Agreement.

Section 13.10. "Escrow Agent" shall have the meaning set forth in the Escrow Agreement.

Section 13.11. "Escrow Agreement" shall mean the Escrow Agreement in substantially the form of Exhibit C hereto executed and delivered contemporaneously with this Agreement.

Section 13.12. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 13.13. "Legend" shall mean the legend set forth in Section 8.1.

Section 13.14. "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, stock price or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement, the Certificate of Designations, the Warrants or the Escrow Agreement in any material respect.

Section 13.15. "Outstanding" when used with reference to shares of Common Stock or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

Section 13.16. "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 13.17. "Preferred Stock" shall mean the, in the aggregate, 1,500 shares of Series C 7% Convertible Preferred Stock and any shares of Common Stock issued as dividends upon the Preferred Stock.

Section 13.18. "Principal Market" shall initially mean the NASDAQ National market and shall also include the American Stock Exchange, the New York Stock Exchange or the NASDAQ Small-Cap Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

Section 13.19. "Purchase Price" shall equal the Stated Value of the Preferred Stock per share.

Section 13.20. "Registrable Securities" shall have the meaning assigned to such term in the Registration Rights Agreement.

Section 13.21. "Registration Rights Agreement" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investors, on the date hereof in the form annexed hereto as Exhibit B.

Section 13.22. "Registration Statement" shall mean a registration statement on Form S-1 or SB-2 (or such other form then available to the Company pursuant to the rules of the SEC and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investors of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investors of the Registrable Securities under the Securities Act.

Section 13.23. "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

Section 13.24. "SEC" shall mean the Securities and Exchange Commission.

Section 13.25. "SEC Documents" shall mean the Company's latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, all registration statements filed as of the time in question, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

Section 13.26. "Section 4(2)" and "Section 4(6)" shall have the meanings set forth in the recitals of this Agreement.

Section 13.27. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

Section 13.28. "Shares" shall have the meaning set forth in the definition of "Outstanding" herein.

Section 13.29. "Stated Value" shall mean US$1,000 per share of Preferred Stock.

Section 13.30. "Trading Day" shall mean any day during which the Principal Market shall be open for business.

Section 13.31. "Warrants" shall mean the warrants issued pursuant to
Section 1.2.

Section 13.32. "Warrant Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to exercise of the Warrants.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

                       [PURCHASE AGREEMENT SIGNATURE PAGE]

               IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as this _____ day of April, 2001.

                                    THINKPATH.COM INC.


                                    By:
                                       -----------------------------------------
                                       Declan A. French, Chairman and CEO


                                    INVESTORS:

Address:                            ALPHA CAPITAL AG
Lettstrasse 32
Furstentum 9490
Vaduz, Liechtenstein                By:
Fax: 011-423 232 3196                  -----------------------------------------
                                       Konrad Ackermann, Authorized Signatory
Purchase Price:
--------------
First Closing: $_________ for ____ shares of Preferred Stock and
                ________ Warrant Shares
Second Closing: $_________ for ____ shares of Preferred Stock and
                 ________ Warrant Shares

INVESTORS:

Address:                            STONESTREET L.P.
C/o Canaccord Capital Corporation
320 Bay Street, Suite 1300
Toronto, Ontario, Canada            By:
M5H 4A6                                -----------------------------------------
                                       Michael Finkelstein, Authorized Signatory

Purchase Price:
First Closing: $_________ for ____ shares of Preferred Stock and
                ________ Warrant Shares
Second Closing: $_________ for ____ shares of Preferred Stock and
                 ________ Warrant Shares